SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 1, 2001


                                 dreamlife, inc.
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               (Exact Name of Registrant as Specified in Charter)




       Delaware                  0-15586                52-1373960
      ---------------           --------------       ----------------
      (State or other           (Commission          (IRS Employer
      jurisdiction of           File Number)         Identification No.)
      organization)


 425 West 15th Street, Suite 3R, New York, New York   10011
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(Address of Principal Executive Offices)            (Zip Code)



Registrant's telephone number, including area code  (212) 313-9400



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    (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

     Attached hereto as Exhibit 99 is a press release of dreamlife, inc. dated February 1, 2001 regarding the proposed transaction among dreamlife, inc., Discovery Toys, Inc. and certain other parties.

Item 7.  Exhibits.

            Exhibits      Description

             99        Press release of dreamlife, inc. dated February 1, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       dreamlife, inc.



Dated: February 2, 2001                 By:   /s/ Philicia G. Levinson
                                           -------------------------------
                                           Philicia G. Levinson
                                           Chief Financial Officer

                                  Exhibit Index

  Exhibit No.         Description

      99          Press release of dreamlife, inc. dated February 1, 2001.

                                                                     Exhibit 99

February 1, 2001                   Contact:  Sean Walsh:    510-530-3488
                                             Dan Edwards:   916-683-1066

      Dreamlife Announces Intent to Acquire Discovery Toys and Restructure
                              Business Operations

                     Robbins to Contribute 17 Million Shares

     NEW YORK - Dreamlife, Inc. (OTCBB: DLIF) today announced that it has signed a non-binding letter of intent to acquire Discovery Toys - an award-winning and leading direct seller of approximately 200 educational toys, books, games and software for children - in exchange for 15 million shares of Dreamlife common stock.

     The final transaction is subject to customary conditions, including the successful completion of due diligence, board approval, the negotiation and execution of a definitive purchase agreement, and the approval of the stockholders of Discovery Toys.

     To facilitate the transaction and provide greater access to future capital, Dreamlife also announced that two of its principal stockholders - Anthony Robbins and CYL Development Holdings, LLC - have agreed to contribute shares back to Dreamlife.

     As a result of these contributions, Dreamlife's total number of common shares outstanding will be reduced from 40,368,351 to 17,959,955. Tony Robbins' will be reducing his shares from 23,031,297 to 6,000,000. CYL Development Holdings, LLC will reduce its shares from 7,677,099 to 2,300,000.

     "I am so confident in and committed to the direction that this company is taking that I am contributing back 17 million shares to the company to make this new venture a success," said Dreamlife founder, Chairman of the Board, and internationally recognized results coach Anthony Robbins.

     "Our mission has always been to train, educate and inspire people worldwide," Robbins continued. "I am delighted to be joining forces with such a well-respected direct selling business - a venture made especially gratifying by our shared vision for improving peoples' lives through education, empowerment, and entertainment."

     Discovery Toys was founded in 1978 by Lane Nemeth, with a mission to enhance the lives of children by providing developmentally appropriate products that make learning fun and to offer parents flexible career opportunities that allow them to stay at home with their children. Today, more than 20,000 women and men throughout the U.S. and Canada serve as Educational Consultants who present Discovery Toys products through the personal touch of product demonstrations and parent workshops.

     Dreamlife is the online personal and professional development network founded by Robbins in 1999 that has been a leader in providing consumers an extensive array of individualized coaching, communities, courses, and tools as well as real-time interface with renowned experts.

     The planned acquisition will allow the resources of the Dreamlife website, www.dreamlife.com, to augment the brick-and-mortar Discovery Toys operation by providing ongoing inspirational and education and training tools for its Educational Consultants.

     "In this time of Internet companies closing down on a daily basis, we are truly proud that Dreamlife has found a way to change direction while using our core competencies to benefit Discovery Toys, investors and shareholders," said Peter Lund, CEO of Dreamlife.

     "The on-line environment has radically changed over the last 12 months, and we have aggressively stepped up to meet those challenges," continued Lund.

     As part of the change, Dreamlife will immediately trim 9 positions from its 21-person staff and make additional personnel assessments upon the integration of Discovery Toys into its operations if the acquisition is completed. Dreamlife is in the process of reviewing and establishing partnerships with other direct selling companies and related businesses that can benefit from the content and inspirational tools at Dreamlife.

     "In business, you must move quickly and intelligently to survive and prosper. Our restructuring will allow for the kind of resourceful, dynamic and aggressive change that is necessary when you are working to keep pace with consumer desires and the market realities of business," Robbins continued.

     If the transaction is completed, Discovery Toys will become a wholly owned subsidiary of Dreamlife, which will acquire all of the outstanding capital stock of Discovery Toys pursuant to a stock Purchase Agreement to be executed by each stockholder of Discovery Toys.

     "We are confident that our acquisition of Discovery Toys will serve as a model for other businesses that are actively reassessing the market and looking to leverage business assets and Internet content to maximize competitive advantage," Robbins concluded.

     Wit SoundView acted as financial advisor to Dreamlife.

                                   ###

Certain statements made herein that use the words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of Dreamlife to be materially different from those which may be expressed or implied by such statements, including, among others, Dreamlife's ability to secure additional financing or complete a strategic transaction, changes in general economic and business conditions and specifically, decline in demand to Dreamlife's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with Dreamlife's business, reference is made to Dreamlife's reports filed from time to time with the Securities and Exchange Commission.